UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005

WINNEBAGO INDUSTRIES, INC.

(Exact name of Registrant as specified in Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction	Commission	(I.R.S. Employer
of Incorporation or	File Number	Identification Number)
Organization)

P.O. Box 152
Forest City, IA 50436
(Address of Principal Executive Offices)
(641) 585-3535
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 16, 2005, management and the Audit Committee of the Board of Directors of Winnebago Industries, Inc. (the “Company”) concluded that a restatement of the consolidated financial statements included in the Company's Form 10-Q for the quarter ended February 26, 2005 is necessary. Subsequent to the Company’s filing the Quarterly Report on Form 10-Q for the quarter ended February 26, 2005, during an internal review of the Company’s annual physical inventory, an error in a formula of an electronic spreadsheet was found which resulted in an overstatement of inventory and an understatement of cost of sales of $2,793,000. The restatement, net of income tax effect, will result in a reduction of net income during the 13 and 26 weeks ended February 26, 2005, of $1,795,000 or $.05 per diluted share. The restatement does not impact either the Company’s cash position at February 26, 2005 or its revenues for the periods affected.

As a result of the Company’s determination to restate its financial statements as discussed above, the financial statements included in its previously filed Quarterly Report on Form 10-Q for the period ended February 26, 2005 should no longer be relied upon.

On May 17, 2005, the Company issued a press release disclosing the above revisions. The release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by this reference.

The Company intends to file a Form 10-Q/A for the quarter ended February 26, 2005 which will include restated consolidated financial statements as soon as practicable.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K with the Company’s independent registered accounting firm, Deloitte & Touche LLP.

Item 9.01.	Financial Statements and Exhibits

Item No.	Exhibit Index

99.1*	Press Release of Winnebago Industries, Inc. issued May 17, 2005.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC. (Registrant)

Date May 17, 2005	/s/ Edwin F. Barker

Edwin F. Barker President and Chief Financial Officer

Exhibit Index

99.1	Press Release of Winnebago Industries, Inc. issued May 17, 2005.